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                                                                   EXHIBIT 10.54

                   SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT


         SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT, dated as of July 10, 1997, among American Communications Services, Inc., a Delaware corporation (the "COMPANY"), The Huff Alternative Income Fund, L.P. (the "FUND"), General Motors Domestic Group Pension Trust and McDermott Inc. Master Trust (individually, a "HOLDER" and collectively, the "HOLDERS").

         The Company and the Holders are parties to a Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of July 10, 1997, pursuant to which the Holders are acquiring units, consisting of shares of the Company's 14-3/4% Redeemable Preferred Stock due 2008 and certain warrants (the "WARRANTS") issued pursuant to a Warrant Agreement (the "WARRANT AGREEMENT"), dated as of July 10, 1997, between the Company and The Chase Manhattan Bank, as Warrant Agent. The Company, BT Securities Corporation, Alex. Brown & Sons Incorporated and the Holders are parties to a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), dated as of July 10, 1997. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

         NOW, THEREFORE, in order to induce the Holders to enter into the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. From and after the Effectiveness Period, any Holder of Registrable Preferred Stock having in the aggregate a Liquidation Preference (as defined in the Company's Second Restated Certificate of Incorporation) with respect to the Registrable Preferred Stock then held by it of at least $10 million may request in writing that the Company effect the registration of such Registrable Preferred Stock under the Securities Act, specifying in such written request the intended method or methods of disposition thereof. The Company shall thereupon promptly notify all Holders then holding Registrable Preferred Stock in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within ten days from the date of such Holder's receipt of the notice from the Company) to have all or any part of its Registrable Preferred Stock included in such registration pursuant to this Agreement. The Company shall use its best commercial efforts to effect the registration as soon as is practicable under the Securities Act of all shares of Registrable Preferred Stock with respect to which the Company has received timely notice in writing hereunder, to the extent required to permit the disposition (in accordance with the intended method or methods of distribution described in such written request) of the Registrable Preferred Stock so registered; provided, that the Company shall not effect more than three registrations of Registrable Preferred Stock pursuant to this Agreement.

         2. From and after the Warrant Shelf Registration Period (as defined in the Warrant Agreement), any Holder of Warrants may request in writing that the Company effect the registration of Warrants then held by it under the Securities Act, specifying in such written request the intended method or methods of disposition thereof. The Company shall thereupon promptly notify all Holders then holding Warrants in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within ten days from the date of such Holder's receipt of the notice from the Company) to have all or any part of its Warrants included in such registration pursuant to this Agreement. The Company shall use its best commercial efforts to effect the registration as soon as possible under the Securities Act of all Warrants with respect to which the Company has received timely notice in writing hereunder, to the extent required to permit the disposition (in accordance with the intended method or methods of distribution described in such written request) of the Warrants so registered; provided, that the
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Company shall not effect more than three registrations of Warrants pursuant to this Agreement.

         3. From and after the Common Shelf Registration Period (as defined in the Warrant Agreement), any Holder of Warrant Shares (as defined in the Warrant Agreement) may request in writing that the Company effect the registration of Warrant Shares then held by it under the Securities Act, specifying in such written request the intended method or methods of disposition thereof. The Company shall thereupon promptly notify all Holders then holding Warrant Shares in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within ten days from the date of such Holder's receipt of the notice from the Company) to have all or any part of its Warrant Shares included in such registration pursuant to this Agreement. The Company shall use its best commercial efforts to effect the registration as soon as possible under the Securities Act of all Warrant Shares with respect to which the Company has received timely notice in writing hereunder, to the extent required to permit the disposition (in accordance with the intended method or methods of distribution described in such written request) of the Warrant Shares so registered; provided, that the Company shall not effect more than three registrations of Warrant Shares pursuant to this Agreement.

         4. (a) If a registration hereunder is to be underwritten, the Holders of a majority of the Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, to be registered in such registration shall select the managing underwriter(s); provided, that such managing underwriter(s) shall be reasonably acceptable to the Company. If any such registration involves an underwritten offering, all decisions as to the number of shares to be included in such offering, the sale price, the underwriting discount and other aspects of the offering shall be made by Holders then holding a majority of the Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, validly requested to be registered in the offering, upon the advice of the managing underwriter or underwriters (collectively, the "Underwriters"). If the Underwriters advise the Holders participating in the offering that, in their judgment, the inclusion in such offering of some of the Registrable Securities, Warrants or Warrant Shares, as the case may be, validly requested to be registered would create a substantial risk that the proceeds per unit will be materially reduced or the number of shares of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, proposed to be included in the offering is too large a number to be reasonably sold, then each Holder participating in the offering shall reduce the amount of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, to be registered and offered on a pro rata basis in accordance with the amount of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, originally requested to be registered.

         (b) In order to count as an "effected" registration hereunder, the relevant registration statement shall not have been withdrawn and all shares properly registered pursuant to it in accordance with this Agreement (excluding any overallotment shares) shall have been sold.


         (c) Notwithstanding anything to the contrary herein, the Company shall have the right to defer the filing of any registration statement requested pursuant to this Agreement for a period not to exceed 90 days if in the good faith determination of the Board of Directors of the Company the filing of such registration statement would interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company; provided, that during the pendency of any such 90-day period, the Company may not issue any securities, whether or not in a public offering, except for issuances of Common Stock pursuant to an acquisition or other business combination transaction or upon exercise of options or warrants outstanding prior to such period.

         (d) In connection with any registration effected hereunder involving an

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underwritten offering, (i) the representations of each Holder to the underwriters shall be several, rather than joint with any other Holders participating in the underwriting, and shall be limited to information provided by the Holder for inclusion in the prospectus as to the identity of such Holder, the amount of securities of the Company owned and to be sold by such Holder, and any material relationships and related transactions between the Company and such Holder and (ii) each Holder's indemnification and contribution obligations with respect to the underwriters shall be several, rather than joint, limited in amount to the proceeds received by such Holder from the sale of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, in the offering and limited further to material misstatements or omissions from written information such Holder provides to the Company with respect to clause (i) above for use in the prospectus.

         (e) In connection with any registration hereunder, the Company shall bear the reasonable fees and expenses of one counsel for the Fund and one counsel selected by a majority of the other Holders as a group, not to exceed $20,000 each.

         (f) No less than six months shall elapse between any registrations effected pursuant to this Agreement; provided, that any registration statement filed pursuant to this Agreement shall, upon the request of the relevant Holders, include any combination of the Registrable Preferred Stock, Warrants and Warrant Shares.

         5. The provisions of Sections 1 and 5 through 9 of the Registration Rights Agreement, with the exception of Sections 9(a), (c), (d), (k) and (l) thereof, are hereby incorporated by reference into this Agreement, to apply to a registration properly requested in writing hereunder as if it were a Shelf Registration thereunder; provided, that:

         (a) in the event of any inconsistency between the terms of this Agreement and the terms of the Registration Rights Agreement or the Warrant Agreement, the terms of this Agreement shall govern;

         (b) in connection with any claim for indemnification in which the Holders are entitled to separate legal representation as provided and subject to the limitations in Section 7(c) of the Registration Rights Agreement, the Company shall bear the reasonable fees and expenses actually incurred of one counsel for the Fund and one counsel selected by a majority of the other Holders; and

         (c) if (i) during any period in which a registration statement filed pursuant to this Agreement is effective, the Company or any of its subsidiaries shall file a registration statement with the SEC under the Securities Act (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 144 under the Securities Act) with respect to its common stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, the Company (in the case of a non-underwritten offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, would materially adversely affect such offering or the underwriter (in the case of an underwritten offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, would adversely impact such offering, then each Holder shall not, to the extent not inconsistent with applicable law, effect any public sale or distribution of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, or otherwise dispose of any securities of the Company of the same type of securities to be so registered during the period (a "SUSPENSION PERIOD") commencing 15 days prior to the effective date of such

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registration statement and ending on the earliest of (A) 90 days from the effective date of such registration statement, (B) the abandonment of such offering and (C) if such offering is an underwritten offering, the termination in whole or in part of any "holdback" period obtained by the underwriter in such offering from the Company in connection therewith.

         6. (a) The Company and the Holders agree that the Holders will suffer damages if the Company fails to honor its obligations hereunder and that it would not be feasible to ascertain the extent of such damages. Accordingly, from and during the continuation of an Additional Payment Event (as defined below), the Company shall pay to each Holder of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, for which a registration has been properly requested hereunder, as liquidated damages, an amount equal to the Additional Payment Amount (as defined below), which shall accrue, cumulate and be payable in cash, as and when dividends are payable with respect to the Registrable Preferred Stock held by such Holder.

         (b) For purposes of this Agreement, the term "ADDITIONAL PAYMENT EVENT" shall mean (i) the failure of the Company to file a registration statement with respect to a registration properly requested in writing pursuant to this Agreement within 150 days of the Company's receipt of the relevant registration request, (ii) the failure of a registration statement filed pursuant to this Agreement to become effective within 195 days of the Company's receipt of the relevant registration request or (iii) the exercise by the Company of its rights under Section 5(c) hereof if as a result of the exercise of such rights by the Company any Holder is prohibited from selling its Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, under an effective registration statement filed with respect to such Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, pursuant to this Agreement during more than two Suspension Periods (a "SUBSEQUENT SUSPENSION PERIOD") in any two-year period. The Additional Payment Event shall continue until (i) the filing of the relevant registration statement (in the case of clause (i) of the preceding sentence), (ii) the relevant registration statement is declared effective (in the case of clause of (ii) of the preceding sentence) or (iii) the end of the relevant Subsequent Suspension Period (in the case of clause (iii) of the preceding sentence).

         (c) For purposes of this Agreement, the term "ADDITIONAL PAYMENT AMOUNT" shall mean (i) if the securities sought to be registered consist of Registrable Preferred Stock or Warrants, an amount per share of Registrable Preferred Stock or per Warrant, as the case may be, sought to be registered, that would be equal to an additional dividend of 0.50% of the Liquidation Preference of one share of Registrable Preferred Stock, and (ii) if the securities sought to be registered consist of Warrant Shares, an amount per Warrant Share sought to be registered equal to (x) the amount that would be equal to an additional dividend of 0.50% of the Liquidation Preference of one share of Registrable Preferred Stock, divided by (y) the maximum number of Warrant Shares for which each outstanding Warrant may then be exercised.

         7. (a) The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, other than with the prior written consent of the Holders of not less than 75% of the (i) Registrable Preferred Stock (in the case of provisions relating to the Registrable Preferred Stock), (ii) Warrants (in the case of provisions relating to the Warrants) and (iii) Warrant Shares (in the case of provisions relating to the Warrant Shares). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other such Holders may be given by Holders of at least a majority of Registrable Preferred Stock, Warrants or Warrant Shares, as the case may be, being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented

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except in accordance with the provisions of the immediately preceding sentence.

         (b) all notices and other communications to the Holders under this Agreement shall be sent to the following addresses:

                                    THE HUFF ALTERNATIVE INCOME FUND, L.P.
                                    1776 On the Green
                                    67 Park Place
                                    Morristown, NJ 07960
                                    Attn:  Joseph R. Thornton, Esq.

                                    GENERAL MOTORS DOMESTIC GROUP PENSION TRUST
                                    1 Mellon Bank Center
                                    500 Grant Street 3700
                                    Pittsburgh, PA.  15288-0001
                                    Attn:  Laurie Adams

                                    McDERMOTT INC. MASTER TRUST
                                    P.O. Box N 7796
                                    Norfolk House
                                    Frederick Street
                                    Nassau, Bahamas
                                    Attn:  Richard Tyner

                                    with copies to:

                                    Proskauer Rose LLP
                                    1585 Broadway
                                    New York, NY 10036
                                    Attn:  Peter G. Samuels, Esq.

                                    and

                                    Dewey Ballantine
                                    1301 Avenue of the Americas
                                    New York, NY 10019
                                    Attn: Jonathan Freedman, Esq.


         (c) The provisions of this Agreement shall supersede any inconsistent provisions of Section 9(l) of the Registration Rights Agreement.

         (d) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns and the Holders, from time to time, of Registrable Preferred Stock, Warrants and Warrant Shares; provided, that the Agreement shall not apply to any shares of Registrable Preferred Stock or any Warrants or Warrant Shares that have been transferred to a person who may resell such Registrable Preferred Stock, Warrants or Warrant Shares pursuant to Rule 144(k) under the Securities Act.














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     IN WITNESS WHEREOF, the undersigned have executed this Supplemental
Registration Rights Agreement as of the date first above written.



                           AMERICAN COMMUNICATIONS SERVICES, INC.


                           By:  /s/ Riley M. Murphy
                               ______________________________________
                                    Title: Executive Vice President/Secretary


                           THE HUFF ALTERNATIVE INCOME FUND, L.P.


                           By:     WRH PARTNERS, L.L.C., General Partner


                           By:  /s/ Joseph R. Thornton
                                ___________________________________
                                    Joseph R. Thornton
                                    Attorney-in-Fact

                           GENERAL MOTORS DOMESTIC
                           GROUP PENSION TRUST

                           By:  MELLON BANK N.A. Solely in its
                           Capacity as Trustee for the
                           General Motors Domestic Group
                           Pension Trust (as directed by
                           General Motors Investment Management Corp.)
                           and not in its individual capacity


                           By:  /s/ Laurie A. Adams
                              ____________________________________
                                    Name:  Laurie A. Adams
                                    Title: Trust Officer


                           MCDERMOTT INC. MASTER TRUST


                           By: /s/  Richard Tyner
                               ______________________________________
                                    Name: Richard Tyner
                                    Title:    Member of the Investment Committee

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